                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 27, 1995

                               CCH INCORPORATED
                         (Exact name of registrant as
                           specified in its charter)

                               State of Delaware
                         (State or other jurisdiction
                               of incorporation)

                0-315                                   36-0936850
        (Commission File Number)             (IRS Employer Identification No.)


            2700 Lake Cook Road
           Riverwoods, Illinois                         60015
  (Address of principal executive offices)            (Zip code)


Registrant's telephone number,
including area code:  (708) 267-7000

Item 5.  Other Events

        CCH Incorporated, a Delaware corporation (the "Company"), has agreed to be acquired by Wolters Kluwer nv, a corporation organized under the laws of The Netherlands ("Parent"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated November 27, 1995 among the Company, Parent and WK
Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Offeror"). The Merger Agreement is filed as an exhibit hereto and is incorporated by reference herein.

        Pursuant to the terms of the Merger Agreement, on December 1, 1995 the Offeror commenced a cash tender offer (the "Offer") for all outstanding shares (the "Shares") of both the Company's Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), and the Company's Class B Common Stock, par value $1.00 per share ("Class B Common Stock"), at $55.50 per Share. The Offer must be kept open until 5:00 p.m. (New York City time) January 4, 1996 (the "Tender Close"). The obligations of the Offeror to accept for payment, and pay for, any Shares tendered pursuant to the Offer are subject to the conditions that, among other things, (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and
(ii) there shall have been validly tendered and not withdrawn such number of Shares that would constitute a majority of the voting power of the outstanding shares (determined on a fully diluted basis) of Class A Common Stock (the "Minimum Condition").

        The Merger Agreement further provides that, following the Tender Close, the Offeror will be merged (the "Merger") with and into the Company, subject to the approval of the Merger Agreement by the holders of shares of Class A Common Stock (if required by applicable law) and certain other conditions. At the effective time of the Merger, each outstanding Share (other than Shares held by the Company or any subsidiary of the Company or Parent or any subsidiary of Parent and other than Shares held by stockholders who perfect their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive $55.50 in cash (or any higher price paid per Share pursuant to the Offer), without interest thereon.

        Parent, Offeror and Oakleigh B. Thorne, Honore T. Wamsler, Daniel K. Thorne and certain affiliates of such individuals (each a "Seller," and collectively, the "Sellers") beneficially owning an aggregate of 9,568,967 shares of Class A Common Stock and 9,497,701 shares of Class B Common Stock (representing approximately 58% of the Shares and approximately 58% of the voting power of the Shares, in each case outstanding on November 27, 1995, and collectively referred to as the "Sellers' Shares") have entered into a Stock Option and Tender


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Agreement, dated as of November 27, 1995 (the "Option Agreement").  Pursuant to
the Option Agreement, the Sellers have, among other things, (i) agreed to tender and not withdraw any of the Sellers' Shares and any additional Shares which may be acquired by the Sellers, (ii) granted Parent the option to purchase the Sellers' Shares and (iii) appointed Parent under certain circumstances as the Sellers' proxy to vote the Sellers' Shares on all matters in connection with the consummation of the transactions contemplated by the Merger Agreement and the Option Agreement. Accordingly, the Minimum Condition will be satisfied by the tender of the Sellers' Shares. The Option Agreement is filed as an exhibit hereto and is incorporated by reference herein.

        As of November 27, 1995, there were 16,638,512 shares of Class A Common Stock outstanding and 16,397,122 shares of Class B Common Stock outstanding. In addition, there were outstanding employee stock options granted under the Company's 1993 Long-Term Incentive Plan to purchase an aggregate of 1,217,000 shares of Class B Common Stock.



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Item 7. Financial Statements and Exhibits

        (c)  Exhibits

             2.1 Agreement and Plan of Merger, dated as of November 27, 1995, among CCH Incorporated, Wolters Kluwer nv and WK Acquisition Sub, Inc.

             2.2 Stock Option and Tender Agreement, dated as of November 27, 1995, among Wolters Kluwer nv, WK Acquisition Sub, Inc. and Oakleigh B. Thorne, Honore T. Wamsler, Daniel K. Thorne and certain related parties of such individuals.

             99.1   Press Release of CCH Incorporated dated November 27, 1995.



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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CCH INCORPORATED


DATE:   December 13, 1995               /s/ Oakleigh Thorne
                                        -----------------------------
                                        Oakleigh Thorne
                                        President and Chief Executive
                                          Officer



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

                                 Exhibit Index
                                                                Sequentially
                                                                  Numbered
Exhibit No.     Exhibit                                             Page
-----------     -------                                         ------------

    2.1 Agreement and Plan of Merger dated as of November 27, 1995, among CCH Incorporated,
                Wolters Kluwer nv and WK Acquisition Sub, Inc.

    2.2 Stock Option and Tender Agreement, dated as of November 27, 1995, among Wolters Kluwer nv, WK Acquisition Sub, Inc. and Oakleigh
                B. Thorne, Honore T. Wamsler, Daniel K.
                Thorne and certain related parties of such individuals.

   99.1         Press Release of CCH
                Incorporated dated November 27, 1995.